Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K of BioTime, Inc. (the “Company”) for the year ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Judith Segall, Hal Sternberg, and Harold Waitz, collectively the Office of the President, and Steven A. Seinberg, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 14, 2006

/s/ Judith Segall Judith Segall Vice-President — Operations Member, Office of the President*

/s/ Hal Sternberg Hal Sternberg Vice-President — Research Member, Office of the President*

/s/ Harold Waitz Harold Waitz Vice-President — Regulatory Affairs Member, Office of the President*

/s/ Steven A. Seinberg Steven A. Seinberg Chief Financial Officer

*  The Office of the President is comprised of the three above-referenced executives of the Company who collectively exercise the powers of the Chief Executive Officer